Exhibit 99.1

Corgenix Medical Corporation

Annual Shareholder Meeting

May 20, 2008

PowerPoint Presentation

Slide 1 – Title Slide

Annual Meeting of the Shareholders
May 20, 2008

Slide 2 - Agenda

•                  Business Update

•                  Review of Corporate Goals

•                  Revenue Strategies

•                  Review of Fiscal Year 2007 and Fiscal Year 2008 Year-to-Date Results

•                  Financials

•                  Key Events, Achievements and Disappointments

•                  Fiscal Year 2008 Plan

•                  Plan for 2009-2010

Slide 3 – Corporate Goals

•                  Financial Strength

•                  Consistent Growth in Revenues and Profitability

•                  Continued Improvement in Shareholder Liquidity

•                  Product Quality

Slide 4 - Revenue Strategies

•                  Financial Strength

•                  Consistent Growth in Revenues and Profitability

•                  Continued Improvement in Shareholder Liquidity

•                  Product Quality

Slide 5 – Strategic Alliances

(logos of strategic alliance companies)

Slide 6 - FY 2007 and FY 2008 YTD Statement of Operations

	FY 2008	FY 2007	FY 2007	FY 2006
	9-mo	9-mo
	ended	ended	FY ended	FY ended
	3/31/08	3/31/07	6/30/07	6/30/06
	unaudited	unaudited	audited	audited
Sales	$6,455	$5,391	$7,368	$6,636
Gross Profit	$3,627	$2,134	$4,539	$4,174
Op Inc (Loss)	$163	$(740)	$(858)	$335
Net Loss	$(1,101)	$(2,081)	$(2,441)	$(1,586)
EBITDA	$467	$(475)	$(496)	$444

Slide 7 - FY 2007 and FY 2008 YTD Balance Sheet Highlights

	At March 31, 2008	At June 30, 2007	At June 30, 2006
	(unaudited)	(audited)	(audited)
Cash	$1,652	$1,324	$3,118
Working Capital	$3,254	$2,070	$4,205
Stockholder’s Equity	$4,401	$2,993	$4,691

Slide 8 – FY 2007 – Key Events of the Year

•                  July ‘06

•                  Launched AspirinWorks in Europe

•                  Expanded UK facility to meet growth plans

•                  Submitted 510(k) for AspirinWorks

•                  August ‘06

•                  First US patent for AspirinWorks issued

•                  February ‘07

•                  Second US patent for AtherOx issued

•                  March ‘07

•                  License for 100% of rights to AspirinWorks

•                  June ‘07

•                  AspirinWorks receives 510(k) clearance

Slide 9 – FY 2007

•                  Accomplishments

•                  Revenue for the year was another Company record – grew 11% to $6.4 million

•                  Major advancement in several important strategic programs

•                  Expanded US and international distribution network

•                  Received FDA clearance on AspirinWorks

•                  Recovered from move into new HQ facility

•                  New patents issued for AspirinWorks and AtherOx; additional patent applications filed

•                  Disappointments

•                  Revenue level was not sufficient to achieve profitability

•                  Expenses related to new facility increased significantly

•                  Stock price languished

Slide 10 – FY 2008 Goals

•                  Continue revenue growth at accelerated rate

•                  Improvement in operating income, EBITDA and overall financial strength

•                  Get operating expenses under control

•                  Build foundation of market for AspirinWorks and generate meaningful revenue

•                  Advance science of AtherOx and prepare for market entry

•                  Move stock price and trading volumes to the next level

•                  Complete first phase of viral program and prepare for market entry in FY 2009

•                  Expand our delivery platform capability

•                  Enhance contract manufacturing business

Slide 11 – FY 2008 YTD – Key Events of the Year

•                  July ‘07

•                  Announcement of new papers on AtherOx

•                  Announcement of new papers on AspirinWorks

•                  x-AtherOx 510(k) filed

•                  August ‘07

•                  Update on AspirinWorks distribution including LabCorp

•                  AspirinWorks available on internet

•                  October ‘07

•                  Release of clinical data on Lassa virus program

•                  Corgenix again wins ‘Fast 50” award

•                  November ‘07

•                  Clinical trial data on AtherOx released

•                  December ‘07

•                  Sign research agreement with NIH for Hyaluronic Acid

Slide 12 - FY 2008 YTD – Key Events of the Year

•                  January ‘08

•                  More publications on ‘Aspirin Resistance’

•                  Updated AspirinWorks distribution including Quest Diagnostics

•                  February ‘08

•                  European patent issued for AspirinWorks

•                  March ‘08

•                  Technology licensing agreement signed with Japanese government for inflammation bio-marker

•                  April ‘08

•                  AspirinWorks collaboration with Randox for automated version of test

•                  510(k) clearance on x-AtherOx

Slide 13 - FY 2008 YTD Accomplishments

•                  Financials

•                  9-month revenues up 20% over prior year

•                  on track for another record sales year

•                  expenses under control

•                  AspirinWorks ELISA

•                  product launched following May 2007 FDA clearance

•                  made significant progress in building market infrastructure

•                  revenues will exceed first-year revenues of any other Corgenix product

•                  Initiated program for automated version of test

Slide 14 – FY 2008 YTD Accomplishments

•                  AtherOx

•                  received FDA clearance on x-AtherOx

•                  making solid advances in clinical studies of AtherOx product group

•                  Lassa virus program showing favorable clinical results

Slide 15 – FY 2008 YTD Disappointments

•                  Ramp up of AspirinWorks revenue lagging behind original projections

•                  Due to change in technology strategy, major contract manufacturing customer has reduced purchases; will be down $200,000 from FY 2007 with impact in 3Q and 4Q and FY 2009

•                  Experienced some manufacturing problems in Q1 impacting COGS

•                  The medical products industry as a whole is being impacted by the slowing economy

Slide 16 – Plan for FY 2009 and FY 2010

•                  Continue double digit revenue growth; accelerate growth rate with contribution from new products

•                  Accelerate new product clearances from the FDA

•                  Retire last of convertible debt from 2005 financings

•                  Achieve positive and continuously improving operating income, net income and EBITDA

•                  Enhanced shareholder value

•                  Build on strategic partnerships

•                  Maintain superior quality system to ensure full regulatory compliance

•                  Expand delivery technology capabilities